                                                                   Exhibit 23(d)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Registration Statement of CheckFree Holdings Corporation of our report dated February 28, 2000, covering the financial statements of BlueGill Technologies, Inc., appearing in this Information Statement/Prospectus, which is a part of the Registration Statement and to all references to our Firm included in the Registration Statement.


/s/ Arthur Andersen LLP
--------------------------------

Ann Arbor, Michigan
     April 17, 2000